Exhibit F - Illustration of Policy Benefits


The following tables are part of a standard illustration. They illustrate how Accumulation Values, Net Cash Values and death benefits of a policy change based on the investment experience of the variable options. Standard illustrations will show values based on current charges as well as guaranteed charges. The illustrations are hypothetical and may not be used to project or predict investment results. The Accumulation Values, Net Cash Values and death benefits in the tables take into account all charges and deductions against the policy, assuming no riders or endorsements are elected. If LifeFund Benefits are included in the policy, these tables would include numbers showing the Preferred Settlement Value for each policy year. The following tables assume that the cost of insurance rates for the policy are based on the guaranteed rates appropriate to the risk classification shown. These tables also assume that a level annual premium of $700.00 was paid. These tables assume that the insured is in the standard, non-smoker classification. For insureds who are classified as smoker or less favorable risk status, the cost of insurance will be greater and the policy values will be less, given the same assumed hypothetical gross annual investment rates of return. The cost of insurance will be less and the policy values will be greater for female insureds of comparable risk status. Some states require that the policies contain tables based upon unisex rates.

Gross investment returns of 0% and 12% are assumed to be level for all years shown. The values would be different if the rates of return averaged 0% and 12% over the period of years but fluctuated above and below those averages during individual years.


The values shown reflect the fact that the net investment return of the investment options is lower than the gross investment return on the assets held in the subaccounts because of the charges assessed on amounts in the investment options. The daily investment advisory fee for the investment options is assumed to be equal to an annual rate of 0.69% of the net assets of the portfolios (which is the average of the investment advisory fees assessed in 2001). The values also assume that each investment option will incur operating expenses annually which are assumed to be 0.34% of the average net assets of the investment option. This is the average in 2001 after expense reimbursements or waivers. The investment options will be assessed mortality and expense risk charges of 0.60% of the average daily net assets of the investment option. After taking these expenses and charges into consideration, the illustrated gross annual investment rates of 0% and 12% are equivalent to net rates of -1.61% and 10.20%.


We deduct an insurance risk charge for a policy month from the Accumulation Values. The cost of insurance rate is based on the sex (where permitted by state law), attained age, risk classification of the insured, and Specified Amount band of the policy.

We assume that there are no policy loans and there is no investment in the fixed account in these illustrations.
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


                                          ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                                                      VARIABLE UNIVERSAL LIFE

Prepared For: Client                                                       Initial Death Benefit: $100,000
Issue Age: 35, Standard, Non-Smoker                                        Annual Premium: $700
Sex: Male                                                                  Initial Death Benefit Option: A

                                                                    Values Based on Current Charges

                                           Values Projected At               Values Projected At
                                                   0.00%                           12.00%
  End                        Accum                Net       Net                     Net       Net
  Of             Annual      @5.00%     Policy    Cash      Death        Policy     Cash      Death
  Yr.     Age    Premium    Premium     Account    Value    Benefit      Account    Value     Benefit
-------- ------ ---------- ----------- ---------- --------- -------- -- ---------- --------- ----------

   1      35         700      732         316          0    100,000         373         0      100,000
   2      36         700    1,501         618          0    100,000         776         0      100,000
   3      37         700    2,308         905          0    100,000       1,208         0      100,000
   4      38         700    3,155       1,174          0    100,000       1,672         0      100,000
   5      39         700    4,045       1,426          0    100,000       2,170       100      100,000

   6      40         700    4,979       1,810          0    100,000       2,863       793      100,000
   7      41         700    5,960       2,205        135    100,000       3,648     1,578      100,000
   8      42         700    6,990       2,610        540    100,000       4,529     2,459      100,000
   9      43         700    8,072       3,015        945    100,000       5,509     3,439      100,000
  10      44         700    9,207       3,413      1,343    100,000       6,589     4,519      100,000

  15      49         700   15,796       5,135      5,135    100,000      13,712    13,712      100,000
  20      54         700   24,205       6,177      6,177    100,000      24,783    24,783      100,000
  25      59         700   34,937       6,180      6,180    100,000      41,935    41,935      123,681
  30      64         700   48,634       4,521      4,521    100,000      67,009    67,009      172,741
  35      69         700   66,116         216        216    100,000      85,393    85,393      393,473

These values are based on the illustrated rates of return and current expense charges and cost of insurance charges now in effect, which are subject to change. The current minimum fees are 3.50% of premiums paid in years 1 to 5, and 1.75% thereafter. The current monthly administration charges are $14.00 per month in year 1 to 5 and $4.00 per month thereafter.

It is emphasized that the hypothetical investment rates of return shown in this illustration are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend upon a number of factors, including the investment allocations made by the owner and differed investment rates of return for the portfolios. The death benefit and Net Cash Value for a policy would be different than those shown if the actual investment rates of return averaged 0% and 12% over a period of years, but also fluctuated above or below those averages for individual policy years. No representations can be made by the company or the portfolios that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.

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


                                          ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                                                      VARIABLE UNIVERSAL LIFE

Prepared For: Client                                                       Initial Death Benefit: $100,000
Issue Age: 35, Standard, Non-Smoker                                        Annual Premium: $700
Sex: Male                                                                  Initial Death Benefit Option: B

                                               Values Based on Current Charges

                                           Values Projected At              Values Projected At
                                                   0.00%                          12.00%
  End                        Accum                 Net       Net                   Net       Net
  Of             Annual      @5.00%     Policy     Cash      Death      Policy     Cash      Death
  Yr.     Age    Premium    Premium     Account    Value    Benefit     Account    Value     Benefit
-------- ------ ---------- ----------- ---------- --------- ---------- ---------- --------- ----------

   1      35       700        732         315        0       100,315      372          0      100,372
   2      36       700      1,501         616        0       100,616      773          0      100,773
   3      37       700      2,308         900        0       100,900    1,203          0      101,203
   4      38       700      3,155       1,167        0       101,167    1,662          0      101,662
   5      39       700      4,045       1,416        0       101,416    2,153         83      102,153

   6      40       700      4,979       1,795        0       101,795    2,839        769      102,839
   7      41       700      5,960       2,186      116       102,186    3,613      1,543      103,613
   8      42       700      6,990       2,586      516       102,586    4,482      2,412      104,482
   9      43       700      8,072       2,986      916       102,986    5,447      3,377      105,447
  10      44       700      9,207       3,378    1,308       103,378    6,509      4,439      106,509

  15      49       700     15,796       5,053    5,053       105,053   13,441     13,441      113,441
  20      54       700     24,205       6,000    6,000       106,000   23,929     23,929      123,929
  25      59       700     34,937       5,840    5,840       105,840   39,610     39,610      139,610
  30      64       700     48,634       3,950    3,950       103,950   62,800     62,800      162,800
  35      69       700     66,116           0        0             0   80,256     80,256      369,801

These values are based on illustrated rates of return and current expenses and cost of insurance charges now in effect, which are subject to change. The current monthly administration charges are $14.00 per month in year 1 to 5 and $4.00 per month thereafter.

It is emphasized that the hypothetical investment rates of return shown in this illustration are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend upon a number of factors, including the investment allocations made by the owner and different investment rates of return for the portfolios. The death benefit and Net Cash Value for a policy would be different than those shown if the actual investment rates of return averaged 0% and 12% over a period of years, but also fluctuated above or below those averages for individual policy years. No representations can be made by the company or the portfolios that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.

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






                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                             VARIABLE UNIVERSAL LIFE

Prepared For: Client                                                       Initial Death Benefit: $100,000
Issue Age: 35, Standard, Non-Smoker                                        Annual Premium: $700
Sex: Male                                                                  Initial Death Benefit Option: A



                                           Values Projected At
                                                   0.00%                        12.00%
  End                        Accum                Net       Net                 Net       Net
  Of             Annual      @5.00%      Accum    Cash      Death      Accum    Cash      Death
  Yr.     Age    Premium    Premium      Value     Value    Benefit    Value     Value     Benefit
-------- ------ ---------- ----------- ---------- --------- -------- ---------- --------- ----------

   1      35       700          732        294          0   100,000      349         0    100,000
   2      36       700        1,501        574          0   100,000      725         0    100,000
   3      37       700        2,308        839          0   100,000    1,128         0    100,000
   4      38       700        3,155      1,087          0   100,000    1,559         0    100,000
   5      39       700        4,045      1,318          0   100,000    2,020         0    100,000

   6      40       700        4,979      1,636          0   100,000    2,626       556    100,000
   7      41       700        5,960      1,933          0   100,000    3,278     1,208    100,000
   8      42       700        6,990      2,207        137   100,000    3,978     1,908    100,000
   9      43       700        8,072      2,457        387   100,000    4,730     2,660    100,000
  10      44       700        9,207      2,682        612   100,000    5,539     3,469    100,000

  15      49       700       15,796      3,353      3,353   100,000   10,578    10,578    100,000
  20      54       700       24,205      2,969      2,969   100,000   17,751    17,751    100,000
  25      59       700       34,937        764        764   100,000   27,859    27,859    100,000
  30      64       700       48,634          0          0         0   42,246    42,246    109,038
  35      69       700       66,116          0          0         0   43,206    43,206    200,026

These values are based on illustrated rates of return and guaranteed expense charges and cost of insurance charges. The guaranteed premium charge is 5% of all premiums. The guaranteed monthly administrative charges are $15.00 per month.

It is emphasized that the hypothetical investment rates of return shown in this illustration are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend upon a number of factors, including the investment allocations made by the owner and different investment rates of return for the portfolios. The death benefit and Net Cash Value for a policy would be different from those shown if the actual investment rates of return averaged 0% and 12% over a period of years, but also fluctuated above or below those averages for individual policy years. No representations can be made by the company or the portfolios that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.

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





                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                             VARIABLE UNIVERSAL LIFE

Prepared For: Client                                                       Initial Death Benefit: $100,000
Issue Age: 35, Standard, Non-Smoker                                        Annual Premium: $700
Sex: Male                                                                  Initial Death Benefit Option: B



                                           Values Projected At
                                                   0.00%                        12.00%
  End                        Accum                Net       Net                 Net       Net
  Of             Annual      @5.00%      Accum    Cash      Death      Accum    Cash      Death
  Yr.     Age    Premium    Premium      Value     Value    Benefit    Value     Value     Benefit
-------- ------ ---------- ----------- ---------- --------- -------- ---------- --------- ----------

   1      35       700          732        293          0   100,293      348         0    100,348
   2      36       700        1,501        572          0   100,572      722         0    100,722
   3      37       700        2,308        835          0   100,835    1,122         0    101,122
   4      38       700        3,155      1,080          0   101,080    1,549         0    101,549
   5      39       700        4,045      1,308          0   101,308    2,005         0    102,005

   6      40       700        4,979      1,622          0   101,622    2,603       533    102,603
   7      41       700        5,960      1,914          0   101,914    3,242     1,172    103,242
   8      42       700        6,990      2,181        111   102,181    3,928     1,858    103,928
   9      43       700        8,072      2,424        354   102,424    4,660     2,590    104,660
  10      44       700        9,207      2,640        570   102,640    5,444     3,374    105,444

  15      49       700       15,796      3,247      3,247   103,247   10,212    10,212    110,212
  20      54       700       24,205      2,763      2,763   102,763   16,594    16,594    116,594
  25      59       700       34,937        462        462   100,462   24,523    24,523    124,523
  30      64       700       48,634          0          0         0   33,302    33,302    133,302
  35      69       700       66,116          0          0         0   34,660    34,660    160,461

These values are based on illustrated rates of return and guaranteed expenses and cost of insurance charges. The guaranteed premium charge is 5% of all premiums. The guaranteed monthly administrative charges are $15.00 per month.

It is emphasized that the hypothetical investment rates of return shown in this illustration are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend upon a number of factors, including the investment allocations made by the owner and different investment rates of return for the portfolios. The death benefit and Net Cash Value for a policy would be different from those shown if the actual investment rates of return averaged 0% and 12% over a period of years, but also fluctuated above or below those averages for individual policy years. No representations can be made by the company or the portfolios that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.